Exhibit 25.A



                          SECURITIES AND EXCHANGE COMMISSION{PRIVATE }
                                Washington, D.C. 20549

                                       FORM T-1

                      STATEMENT OF ELIGIBILITY AND QUALIFICATION
                      UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                       CORPORATION DESIGNATED TO ACT AS TRUSTEE

                            UMB BANK, NATIONAL ASSOCIATION
                  (Exact name of trustee as specified in its charter)
                                        44-0201230
                                     (I.R.S. Employer
                                   Identification No.)
            928 Grand Avenue, Kansas City, Missouri...............64106
            (Address of principal executive offices)          (Zip Code)

                               FARMLAND INDUSTRIES, INC.
                  (Exact name of obligor as specified in its charter)
                     KANSAS                              42-0209330
            (State or other jurisdiction                (I.R.S. employer
            of incorporation or organization)       identification No.)
                      3315 North Oak Trafficway
                         Post Office Box 7305
                        Kansas City, Missouri                    64116
            (Address of principal executive offices)         (Zip Code)

			   						 DEMAND LOAN CERTIFICATES
                               Dated:  November 20, 1981
                          (Title of the indenture securities)






            Item 1.General Information
                   (a)     Name  and   address  of  each   examining  or
                           supervising authority to which the Trustee is subject is as follows:

									The Comptroller of the Currency
                           Mid-Western District
                           2345 Grand Avenue, Suite 700
                           Kansas City, Missouri 64108

									Federal Reserve Bank of Kansas City
                           Federal Reserve P.O. Station
                           Kansas City, Missouri 64198

									Supervising Examiner
                           Federal Deposit Insurance Corporation
                           720 Olive Street, Suite 2909
                           St. Louis, Missouri 63101

						 (b)     The   Trustee  is   authorized  to   exercise
                           corporate trust powers.

            Item 2.        Affiliations  with obligor  and underwriters.
                           The Obligor is not affiliated with the Trustee. No person, who is not an affiliate of the Obligor, has served as an underwriter for the Obligor.

            Item 3.        Voting securities of the Trustee.
                           The following information as to each class of voting securities of the Trustee is furnished as December 1999:

                              Column A                 Column B
                              Title of                 Amount
                              Class                    Outstanding
										--------                 ------------
                              Common                     660,000

            Item 4.   Trusteeships under other indentures.
                      The Trustee is not a trustee under another indenture under which any other securities, or certificates of interest or participation in other securities, of the Obligor are outstanding.
            Item 5. Interlocking directorates and similar relationships with the obligor or underwriters. Neither the Trustee nor any of its directors or officers is a director, officer, partner, employee, appointee, or representative of the Obligor.



                      No person, who is not an affiliate of the Obligor, has served as an underwriter for the Obligor.



            Item 6. Voting securities of the trustee owned by the obligor or its officials.
                      No voting securities of the Trustee are owned beneficially by the Obligor or its directors and executive officers as of December 8, 1999.

            Item 7.   Voting   securities  of   the  trustee   owned  by
                      underwriters or their officials.
                      Not applicable

            Item 8. Securities of the obligor owned or held by the trustee. No securities of Obligor are owned beneficially or held as collateral security for obligations in default by the Trustee as of. December 8, 1999.

            Item 9. Securities of the underwriters owned or held by the trustee.
                      Not applicable

            Item 10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.
                      The Trustee neither owns beneficially nor holds as collateral security for obligations in default any voting securities of a person who, to the knowledge of the Trustee, (1) owns 10 percent or more of the voting securities of the Obligor, or
                      (2) is an affiliate, other than a subsidiary of Obligor, as December 8, 1999.

            Item 11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.
                      The Trustee neither owns beneficially nor holds as collateral security for obligations in default any securities of a person who, to the knowledge of the Trustee, owns 50 percent or more of the voting shares of the Obligor as of December 8, 1999.

            Item 12.  Indebtedness of the Obligor to the Trustee.
                      None

            Item 13.  Defaults of the Obligor.
                      There has been no default with respect to the securities under this Indenture.

            Item 14.  Affiliations with the Underwriters.
							 Not Applicable



            Item 15.  Foreign Trustee.
                      Not Applicable

            Item 16.  List of exhibits.
                      Listed below are all exhibits filed as a part of this statement of eligibility and qualification.

               Exhibit No. Exhibit

                 1. Articles of Association of the Trustee, as now in effect.

                 2. Certificate of Authority from the Comptroller of the Currency evidencing a change of the corporate title of the Association. Incorporated by Reference - In the Statement of Eligibility and Qualification of United Missouri Bank, National Association, as Trustee, Form T-1 #22-21530, Filed on FORM SE dated December 19, 1991.

                 3. Certificate from the Comptroller of the Currency evidencing authority to exercise corporate trust powers and a letter evidencing a change of the corporate title of the Association. Incorporated by Reference - In the Statement of Eligibility and Qualification of United Missouri Bank, National Association, as Trustee, Form T-1 #22-21530, Filed on FORM SE dated December 19, 1991.

                 4.   Bylaws, as amended, of the Trustee.

                 5.   N/A

                 6. Consent of the Trustee required by Section 321 (b) of the Act.

                 7. Report of Condition of the Trustee as of September 30, 1999.

                                  SIGNATURE
            Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, UMB Bank, National Association, a national bank organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Kansas City, and State of Missouri, on the 8th day of December, 1999.

                             UMB BANK, NATIONAL ASSOCIATION


                      BY:    Frank  C. Bramwell,  Senior  Vice President
                             Frank C.  Bramwell,  Senior  Vice President






                                     T-1  Exhibit 6
                                  Consent of Trustee

            Pursuant to Section 321(B) of the Trust Indenture Act of 1939, UMB Bank, National Association, a national bank organized under the laws of the United States, hereby consents that reports of examinations by the Comptroller of the Currency, of the Federal Deposit Insurance Corporation, and any other federal, state, territorial or district authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                  UMB BANK, NATIONAL ASSOCIATION

                           By: Frank C. Bramwell, Senior Vice President Frank C. Bramwell, Senior Vice President


            Date: December 8, 1999



                                UMB BANK, NATIONAL ASSOCIATION
                               RESTATED ARTICLES OF ASSOCIATION

                FIRST:   The  title of  this Association  shall be  "UMB
            Bank, National Association" (amended as of October 1, 1994).

                SECOND:  The main office shall  be in the City of Kansas
            City, County of Jackson, State of Missouri. The general business of this Association, and its operations of discount and deposit, shall be conducted at its main office.

                THIRD:  The Board of Directors of this Association shall
            consist of not less than five nor more than twenty-five shareholders, the exact number of Directors within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Unless otherwise provided by the laws of the United States, any vacancy in the Board of Directors for any reason, including an increase in the number thereof, may be filled by action of the Board of Directors.

                FOURTH:  The regular annual  meeting of the shareholders
            for the
            election of directors and the transaction of whatever other business which may be brought before said meeting shall be held at the main office, or at such other place as the Board of Directors may designate, on the day of each year specified therefor in the By-Laws of the Association, but if no election be held on that day it may be held on any subsequent day according to the provisions of law.

                FIFTH:  The  amount of authorized capital  stock of this
            Association shall be Sixteen Million Five Hundred Thousand Dollars ($16,500,000), divided into 660,000 shares of common stock of the par value of Twenty-Five Dollars ($25) each; but said capital stock may be increased or decreased from time to time in accordance with the provisions of the laws of the United States.

                If  the  capital  stock is  increased  by  the  sale  of
            additional shares thereof, each shareholder shall be entitled
			   to subscribe for such additional shares in proportion  to the number of shares  of said capital stock owned by  him at the time the increase is authorized  by the shareholders, unless another  time subsequent  to the  date of  the shareholders'
            meeting  is  specified  in  a   resolution  adopted  by  the
            shareholders at  the time the  increase is authorized.   The
            Board  of Directors  shall  have the  power  to prescribe  a reasonable  period  of  time within  which  the  pre-emptive rights to subscribe to the new  shares of capital stock must be exercised.



                If the capital  stock is increased by  a stock dividend,
            each shareholder  shall  be entitled  to  his  proportion of
			   the amount of such increase  in accordance  with the  number
				of  shares of capital  stock owned  by him  at  the time
				the increase  is authorized   by  the   shareholders,  unless
	         another  time subsequent  to  the date  of  the  shareholders'
			   meeting  is specified in a resolution adopted by the
				shareholders at the time the increase is authorized.

                SIXTH:  The Board of Directors  shall appoint one of its
            members to be President of this Association. The Board of Directors may appoint one of its members to be Chairman of the Board, who shall perform such duties as the Board of Directors may designate.

            The Board of  Directors shall have the power  to appoint one or more Vice  Presidents and  to appoint  a Cashier  and such
			   other officers and  employees as may  be required to  transact
			   the business of the Association.

                The Board  of Directors shall  have the power  to define
            the duties of the officers and employees  of the Association;
				to fix the  salaries to be  paid to them;  to dismiss  them;
				to require bonds from  them and to fix the  penalty thereof;
			   to regulate the manner in which any  increase in the capital
				of the Association shall be made; to  manage and administer
				the business and affairs of the Association; to make all
				By-Laws that it may be lawful for  them to make; and generally
			   to do and perform all  acts that it may be legal  for the Board
				of Directors to do and perform.

                The  Board of  Directors, without  the  approval of  the
            shareholders, but subject to the approval of the Comptroller of the Currency, shall have the power to change the location of the main office of the Association to any other place within the limits of Kansas City, Missouri and to establish or change the location of any branch or branches to any other location permitted under applicable law.

                SEVENTH:   The corporate  existence of  this Association
            shall continue until terminated in accordance with the laws
			   of the United States.

                EIGHTH:  The Board of Directors  of this Association, or
            any three  or more  shareholders owning,  in the  aggregate,
				not less  than  ten  percentum  (10%)  of   the  stock  of
		      this Association, may call a special  meeting of the shareholders at  any  time;  provided,  however,  that  unless  otherwise provided by  law, not less than  ten (10) days prior  to the date fixed for any such meeting, a notice of the time, place and purpose  of the  meeting shall be  given by  first class mail,  postage prepaid,  to all  shareholders  of record  at their respective  addresses as shown  upon the books  of the
            Association.



                Subject  to the  provisions of  the laws  of the  United
            States, these Articles of Association may be  amended at any
			   meeting of the shareholders, for  which adequate notice has
		      been given, by the affirmative vote of the owners of two-thirds
			   of the stock of this Association, voting in person or by proxy.

				NINTH:     Any   person,   his   heirs,  executors,   or
            administrators, may  be indemnified  or reimbursed  by  the
				Association  for reasonable expenses actually  incurred in
			   connection with  any action, suit, or
            proceeding, civil or criminal, to which  he or they shall be made  a party  by  reason  of his  being  or  having been  a director,  officer, or  employee of  the Association  or any firm, corporation,  or organization which  he served  in any capacity  at  the  request  of  the  Association;  provided,
            however,  that   no  person  shall  be   so  indemnified  or
            reimbursed in relation  to any matter in  such action, suit, or proceeding  as to which he  shall finally be  adjudged to have  been  guilty of  or  liable  for gross  negligence  or willful misconduct  or criminal acts  in the  performance of his duties  to the Association; and,  provided further, that no person shall be so indemnified  or reimbursed in relation to any matter in such action,  suit, or proceeding which has been made the subject of a compromise settlement except with the approval  of a court  of competent jurisdiction,  or the holders of record of a majority of the outstanding shares of the Association, or  the Board of Directors,  acting by vote of directors  not parties to  the same or  substantially the same action, suit, or proceeding, constituting a majority of the whole number  of the directors.  The  foregoing right of indemnification or  reimbursement shall not be  exclusive of other rights to which such person,  his heirs, executors, or administrators, may be entitled as a matter of law.



                                      T-1 Exhibit 2





                 Certificate, dated January 10th, 1934, of the Office of
            Comptroller of  the Currency  authorizing the  City National
            Bank and Trust Company of Kansas City to Commence the business of Banking.







                                     C E R T I F I C A T E

                 For and on behalf of UMB  Bank, National Association, a
            national banking association organized under the laws of the United States of America (formerly named The City National Bank and Trust Company of Kansas City and the United Missouri Bank of Kansas City, National Association and United Missouri Bank, National Association), the undersigned, R. William Bloemker, Assistant Secretary of said Association, hereby certifies that attached hereto are the following:

               1) A true and correct copy of the certificate of the Comptroller of the Currency, dated December 19, 1972, evidencing a change in corporate title from The City National Bank and Trust Company of Kansas City to United Missouri Bank of Kansas City, National Association;

               2) A true and correct copy of the letter of authorization from the Comptroller of the Currency, dated April 9, 1991, authorizing the Association to adopt the name United Missouri Bank, National
                   Association; and

               3) Certified Resolution evidencing recordation of change of the name of the Association to UMB Bank, National Association.

               Certified under  the corporate  seal of  said Association
            this 8th day of December, 1999.

                                             /s/ R. William Bloemker
                                                 Assistant Secretary



                 Certificate,   dated   December   19,  1972,   of   the
            Comptroller of the Currency evidencing change in corporate title from the City National Bank and Trust Company of Kansas City to United Missouri Bank of Kansas City, National Association.



                 Letter, dated  April 9, 1991,  from the  Comptroller of
            the currency, authorizing the Association to adopt the name United Missouri Bank, National Association.








                                     CERTIFIED RESOLUTION

                 I hereby certify that the following  is an excerpt from
            a letter dated October 3, 1994 from the Office of the Comptroller of the Currency (OCC) confirming the Bank's change of name:

                 The OCC has recorded that as of October 1, 1994, the title of United Missouri Bank, National Association, Charter No. 13936, was changed to "UMB Bank, National Association."



                                                /s/ R. William Bloemker
                                                      Assistant
            Secretary


            [SEAL]



                                     T-l    Exhibit 3



                                  C E R T I F I C A T E

                For and on  behalf of UMB Bank,  National Association, a
            national banking association under the laws of the United States of America, the undersigned, R. William Bloemker, Assistant Secretary of said Association, hereby certifies that the attached document is a true and correct copy of the certificate issued by the Comptroller of the Currency of the United States evidencing its authority to exercise fiduciary powers under the statutes of the United States.

                Certified under  the corporate seal of  said Association
            this 8th day of December, 1999.

                                                /s/ R. William Bleomker
                                                      Assistant
            Secretary



                 Certificate,   dated   December   31,  1972,   of   the
            Comptroller of the Currency evidencing the authority of the Association to exercise fiduciary powers under the statutes of the United States.



                                  T-l     Exhibit No. 4




                                    TO WHOM IT MAY CONCERN

                The attached  ByLaws are  the ByLaws  for the  UMB Bank,
            National Association and are current as of this date.


                                                /s/ R. William Bloemker
                                                   Assistant Secretary


            December 8, 1999


            [SEAL]



                                UMB BANK, NATIONAL ASSOCIATION BY-LAWS

                                           ARTICLE I

                                   Meetings of Shareholders

                 Section 1.1 - Where Held.  All meetings of shareholders
            of this Association shall be held at its main banking house in Kansas City, Jackson County, Missouri, or at such other place as the Board of Directors may from time to time designate.

                 Section 1.2 - Annual Meeting. The annual meeting of shareholders shall be held at 11 o'clock in the forenoon, or at such other time as shall be stated in the notice thereof, on the third Wednesday of January in each year or, if that day be a legal holiday, on the next succeeding banking day, for the purpose of electing a Board of Directors and transacting such other business as may properly come before the meeting.

                 Section 1.3 - Special Meetings. Except as otherwise provided by law, special meetings of shareholders may be called for any purpose, at any time, by the Board of Directors or by any three or more shareholders owning, in the aggregate, not less than ten percent (10%) of the outstanding stock in the Association.

                 Section 1.4 - Notice of Meetings. Written notice of the time, place, and purpose of any meeting of shareholders shall be given to each shareholder (a) by delivering a copy thereof in person to the shareholder, or (b) by depositing a copy thereof in the U.S. mails, postage prepaid, addressed to the shareholder at his address appearing on the books of the Association, in either case at least ten (10) days prior to the date fixed for the meeting.

                 Section 1.5   - Quorum.  A majority  of the outstanding
            capital stock, represented in person or by proxy, shall
				constitute a quorum for  the transaction  of business  at any
			   meeting or shareholders, unless otherwise provided by  law.
		      A majority of  the votes  cast shall  decide every  question
				or  matter submitted  to  the  shareholders   at  any  meeting,
		      unless otherwise provided by law or by the Articles of
				Association.

                 Section 1.6 - Adjournment.  Any meeting of shareholders
            may,  by majority  vote of  the shares  represented at  such meeting, in person  or by proxy, though less  than a quorum, be  adjourned from  day to  day or  from time  to time,  not exceeding, in the case of elections of directors, sixty (60)
            days from such adjournment, without  further notice, until a quorum  shall  attend  or  the  business  thereof  shall  be completed.  At any such adjourned  meeting, any business may
				be  transacted  which  might have  been  transacted  at  the meeting as originally called.



                 Section 1.7 - Voting. Each shareholder shall be entitled to one (1) vote on each share of stock held, except that in the election of directors each shareholder shall have the right to cast as many votes, in the aggregate, as shall equal the number of shares owned by him, multiplied by the number of directors to be elected, and said votes may be cast for one director or distributed among two (2) or more candidates. Voting may be in person or by proxy, but no officer or employee of this Association shall act as proxy. Authority to vote by proxy shall be by written instrument, dated and filed with the records of the meeting, and shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting.

                                          ARTICLE II

                                           Directors

                 Section 2.1 - Number and Qualifications. The Board of Directors (hereinafter sometimes referred to as the "Board") shall consist of not less than five (5) nor more than twenty-five (25) shareholders, the exact number, within such limits, to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any meeting thereof; provided, however, that a majority of the full Board of Directors shall not increase the number of directors to a number which: (a) exceeds by more than two (2) the number of directors last elected by shareholders where such number was fifteen (15) or less; or (b) exceeds by more than four (4) the number of directors last elected by shareholders where such number was sixteen (16) or more. No person who has attained the age of seventy (70) shall be eligible for election to the Board of Directors unless such person is actively engaged in business at the time of his election, but any person not so disqualified at the time of his election as a director shall be entitled to serve until the end of his term. All directors shall hold office for one
            (1)  year  and  until  their   successors  are  elected  and
            qualified.

                 Section  2.2  -  Advisory  Directors.    The  Board  of
            Directors may  appoint Advisory Directors, chosen  from former
			   directors of the Association  or such  other persons  as the
			   Board shall select.  The Advisory Directors shall meet with
				the Board at  all  regular  and special  meetings  of  the
				Board  and  may participate in such  meetings but shall have
			   no  vote.  They shall perform such other advisory functions
			   and shall render such services  as may from time  to time be
		      directed  by the
            Board.



                 Section  2.3 -  Powers.   The  Board  shall manage  and
            administer  the business  and  affairs  of the  Association.
            Except as expressly limited  by law,  all corporate  powers
			   of the  Association shall be vested  in and may be exercised
				by  said Board.  It may not  delegate responsibility for  its
				duties  to others, but may assign the authority  and
				responsibility for various functions  to such  directors,
			   committees and officers or other employees as it shall see fit.



                 Section 2.4 - Vacancies.  In  case of vacancy occurring
            on the Board through death, resignation, disqualification, disability or any other cause, such vacancy may be filled at any regular or special meeting of the Board by vote of a majority of the surviving or remaining directors then in office. Any director elected to fill a vacancy shall hold office for the unexpired term of the director whose place was vacated and until the election and qualification of his successor.

                 Section  2.5 -  Organization  Meeting.   Following  the
            annual meeting of shareholders, the Corporate Secretary shall notify the directors elect of their election and of the time and place of the next regular meeting of the Board, at which the new Board will be organized and the members of the Board will take the oath required by law, after which the Board will appoint committees and the executive officers of the Association, and transact such other business as may properly come before the meeting; provided, however, that if the organization meeting of the Board shall be held immediately following the annual meeting of shareholders, no notice thereof shall be required except an announcement thereof at the meeting of directors.

                 Section 2.6 - Regular Meetings. The regular meetings of the Board of Directors shall be held, without notice except as provided for the organization meeting, on the third Wednesday of each month at the main banking house in Kansas City, Jackson County, Missouri. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next banking day, unless the Board shall designate some other day. A regular monthly meeting of the Board may, by action of the Board at its preceding meeting, be postponed to a later day in the same month.

                 Section 2.7 - Special Meetings. Special meetings of the Board may be called by the Corporate Secretary on direction of the President or of the Chairman of the Board, or at the request of three (3) or more directors. Each member of the Board shall be given notice, by telegram, letter, or in person, stating the time, place and purpose of such meeting.

                 Section 2.8  - Quorum.  Except  when otherwise provided
            by  law, a  majority  of the  directors  shall constitute  a quorum for the transaction of business at any meeting,  but
			   a lesser number may adjourn any meeting, from time  to time,
			   and the meeting may be held, as adjourned, without further
			   notice.  Section  2.9 -  Voting.   A majority  of the
			   directors  present and voting at any meeting  of the Board
				shall decide each matter considered.  A director may not
			   vote by proxy.



                 Section 2.10 - Compensation of Directors. The compensation to be paid the directors of the Association for their services shall be determined from time to time by the Board.



                                          ARTICLE III

                               Committees Appointed by the Board

                 Section  3.1  -  Standing  Committees.    The  standing
            committees of this Association shall be the Management Committee, Executive Committee, the Officers' Salary Committee, the Discount Committee, the Bond Investment Committee, the Trust Policy Committee, the Bank Examining Committee and the Trust Auditing Committee. The members of the standing committees shall be appointed annually by the Board of Directors at its organization meeting, or, on notice, at any subsequent meeting of the Board, to serve until their respective successors shall have been appointed. The President and the Chairman of the Board shall be, ex officio, members of all standing committees except the Bank Examining Committee and the Trust Auditing Committee. Each standing committee shall keep minutes of its meetings, showing the action taken on all matters considered. A report of all action so taken shall be made to the Board, and a copy of such minutes shall be available for examination by members of the Board.

                 Section  3.2 -  Management Committee.   The  Management
            Committee shall consist of such executive officers of the Association as shall be designated by the Board. One of the members of the Committee shall be designated by the Board as Chairman. The Committee may adopt policies (not inconsistent with policies and delegations of authority prescribed by these By-Laws or by the Board) with respect to the executive and administrative functions of the Association, and in general, it shall coordinate the performance of such functions in and among the various departments of the Association, assisting and advising the executive officers or department heads upon matters referred to it by such officers or department heads. The Committee shall make reports and recommendations to the Board upon such policies or other matters as it deems advisable or as may be referred to it by the Board, and shall have such other powers and duties as may be delegated or assigned to it by the Board from time to time. The secretary of the Committee may be designated by the Board, or, in default thereof, by the Committee, and may but need not be a member thereof.

                 Section 3.3 - Executive Committee. The Executive Committee shall consist of such executive officers of the Association as shall be designated by the Board. One of the members of the Committee shall be designated by the Board as Chairman. The Committee shall carry out such responsibilities and duties as the Management Committee shall delegate to it, from time to time.

                 Section  3.4   -  Officers'  Salary  Committee.     The
            Officers' Salary  Committee shall consist of  such directors
				and officers of the Association as  may be designated by the
            Board.  It  shall study and consider the  compensation to be
            paid  to   officers  of  the  Association   and  shall  make
            recommendations to  the Board with respect  thereto and with respect to  such other matters as  may be referred to  it by the Board.

					 Section  3.5    - Discount  Committee.    The  Discount
            Committee shall  consist of such  directors and  officers as
            shall be  designated by  the Board of  Directors.   It shall
            have the  power to  discount and  purchase bills,  notes and other evidences of debt; to buy  and sell bills of exchange;
            to examine and approve loans and  discounts; and to exercise
            authority  regarding   loans  and  discounts  held   by  the
            Association.   At  each regular  meeting of  the Board,  the
            Board shall approve  or disapprove the report  filed with it by  the Discount  Committee and  record its  actions in  the minutes of its meeting.  The  powers and authority conferred upon the  Discount Committee by  this Section may,  with the approval of the Board of Directors, be assigned or delegated by  it, to  officers  of the  Association,  subject to  such limits and controls as the Committee may deem advisable.

                 Section  3.6 -  Bond Investment  Committee.   The  Bond
            Investment Committee shall  consist of such  directors and
				officers as shall be  designated by  the Board of  Directors.
		      It shall have power to buy and sell bonds, to examine and
				approve the purchase  and  sale  of bonds,  and  to  exercise
			   authority regarding bonds  held by the  Association.  At  each
				regular meeting of the Board, the Board  shall approve or
			   disapprove the report  filed with it  by the Bond  Investment
			   Committee and record its action in the minutes of its meeting.

                 Section 3.7 - Trust Policy Committee.  The Trust Policy
            Committee shall consist of such directors and officers of the Association as shall be designated by the Board of Directors. Such committee shall have and exercise such of the Bank's fiduciary powers as may be assigned to it by the Board, with power to further assign, subject to its control, the exercise of such powers to other committees, officers and employees. The action of the Trust Policy Committee shall, at all times, be subject to control by the Board.

                 Section  3.8  - Bank  Examining  Committee.   The  Bank
            Examining Committee shall consist of such directors of the
			   Association as shall be  designated by the Board, none of
				whom shall be an  active  officer  of the  Association.
			   It  shall  make suitable examinations  at least once  during
				each  period of twelve  (12) months  of the  affairs of  the
			   Association  or cause a  suitable audit to  be made by
			   auditors responsible only  to  the  Board  of Directors.
	         The  result of such examinations shall be reported in
			   writing, to  the Board at the next regular meeting thereafter
		      and shall state whether the Association is in a sound and
				solvent condition, whether adequate internal controls and
				procedures   are  being aintained, and shall recommend to the
			   Board such changes as the Committee shall deem advisable.
            The Bank Examining Committee, with the approval of the Board
			   of Directors, may employ a qualified firm of certified public
			   accountants to make an examination and audit of the Association.
		      If such a procedure is followed, the  annual examination of
			   directors, will be deemed sufficient to comply with the
				requirements of this section of the By-Laws.


                 Section  3.9  -  Trust Auditing  Committee.  The  Trust
            Auditing Committee shall consist of such directors of the
			   Association as shall be  designated by the Board, none of
			   whom shall be an active officer of the Association.   At
				least once during each calendar  year, and within  fifteen (15)
			   months  of the last  such audit,  the Trust  Auditing Committee
		      shall make suitable audits of the Trust Departments or cause
			   suitable audit to be made by auditors responsible only to the Board of Directors,  and t such  time shall ascertain  whether the
            Departments have  been administered in accordance  with law, the  Regulations  of  the Comptroller  and  sound  fiduciary
            practices.   As  an alternative,  in lieu  of such  periodic
            audits, the Board may elect to  adopt an adequate continuous audit system.

                 Section 3.10 - Other Committees. The Board may appoint, from time to time, from its own members or from officers of the Association, or both, other committees of one or more persons for such purposes and with such powers as the Board may determine.

                 Section 3.11 - Compensation of  Committee Members.  The
            Board shall  determine the compensation  to be paid  to each member of any committee appointed  by it for  services on
				such committee, but  no such  compensation shall  be paid to
			   any  committee member who shall at the time  be receiving a
				salary from the Association as an officer thereof.

                                          ARTICLE IV

                                    Officers and Employees

                 Section  4.1 -  Chairman of  the Board.   The  Board of
            Directors shall appoint one of its members (who may, but need not, be President of the Association) as Chairman of the Board. He shall preside at all meeting of the Board of Directors and shall have general executive powers and such further powers and duties as from time to time may be conferred upon, or assigned to, him by the Board of Directors. He shall be, ex officio, a member of all standing committees except the Bank Examining Committee and the Trust Auditing Committee.

                 Section 4.2 - President.  The  Board of Directors shall
            appoint  one of  its members  to  be the  President of  this
            Association.   The  President shall  be the  chief executive
            officer of the Association, except as the Board of Directors may otherwise provide,  and shall have and  may exercise any and all other  powers and duties pertaining  to such office.
            He shall also have and may  exercise such further powers and duties  as from  time  to time  may  be  conferred upon,  or assigned to, him by the Board of Directors.  He shall be, ex
				officio, a member of all standing committees except the Bank
            Examining Committee and the Trust Auditing Committee.



                 Section 4.3 - Chairman of the Executive Committee.  The
            Board of Directors may appoint a Chairman of the Executive Committee, who shall have general executive powers and shall have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to, him by the Board of Directors.

                 Section 4.4 - Vice Presidents.   The Board of Directors
            shall appoint one or more Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him by the Board and may be given such descriptive or functional titles as the Board may designate.

                 Section 4.5 -  Trust Officers.  The  Board of Directors
            shall appoint one or more Trust Officers. Each Trust Officer shall have such powers and duties as may be assigned to him by the Board of Directors in accordance with the provisions of Article V. The Trust Officers may be given such descriptive or functional titles as the Board may designate.

                 Section  4.6  -  Corporate Secretary.    The  Board  of
            Directors  shall   appoint  a  Corporate  Secretary.     The
            Corporate Secretary shall be responsible for the minutes book of the Association, in which he shall maintain and preserve the organization papers of the Association, the Articles of Association, the By-Laws, minutes of regular and special meetings of the shareholders and of the Board of Directors, and reports by officers and committees of the Association to the shareholders and to the Board of Directors. He shall attend all meetings of the shareholders and of the Board of Directors and shall act as the clerk of such meetings and shall prepare and sign the minutes of such meetings. He shall have custody of the corporate seal of the Association and of the stock transfer books, except as given to the Comptroller's Department or the Corporate Trust Department to act as transfer agent and registrar of the Association's capital stock, and of such other documents and records as the Board of Directors shall entrust to him. The Secretary shall give such notice of meetings of the shareholders and of the Board of Directors as is required by law, the Articles of the Association and the By-Laws. In addition, he shall perform such other duties as may be assigned to him from time to time by the Board of Directors. The Assistant Secretaries shall render the Corporate
            Secretary such assistance as he shall require in the performance of his office. During his absence or inability to act, the Assistant Secretaries shall be vested with the powers and perform the duties of the Corporate Secretary.

                 Section  4.7 -  Cashier.   The Board  of Directors  may
            appoint a  Cashier.  He  shall have such powers and  shall
			   perform such duties as may be assigned to  him by resolution
			   of the Board of Directors.

                 Section 4.8 -  Comptroller.  The Board of Directors  shall appoint a Comptroller. The Comptroller shall institute and maintain the accounting policies and practices established by the Board of Directors. He shall maintain, or cause to be maintained, adequate records of all transactions of the Association. He shall be responsible for the preparation of reports and returns to taxing and regulatory authorities, and at meetings of the Board of Directors shall furnish true and correct statements of condition and statements of operations of the Association and such further information and data, and analyses thereof, as the Board of Directors may require. He shall have custody of the Association's insurance policies. In addition, the Comptroller shall perform such other duties as may be assigned to him, from time to time by the Board of Directors. The Assistant Comptroller(s) shall render the Comptroller such assistance as he shall require in the performance of the duties of his office and, during his absence or inability to act, the Assistant Comptroller(s), in the order designated by the Board of Directors, shall be vested with the powers and perform the duties of the Comptroller.

                 Section  4.9 -  Auditor.   The  Board of  Directors  shall
            appoint an Auditor of the Association. He shall see that adequate audits of the Association are currently and regularly made and that adequate audit systems and controls are established and maintained. He shall examine each department and activity of the Association and may inquire into transactions affecting the Association involving any officer or employee thereof. The Board, however, may, in lieu of appointing an Auditor, assign the duties thereof to the Auditor of the parent company of the Association.

                 Section 4.10  -  Other Officers.   The Board of  Directors
            may appoint one or more Assistant Vice Presidents, one or more Assistan Trust Officers, one or more Assistant Secretaries, one or more Assistant Cashiers, and such other officers and Attorneys-In-Fact as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the Association. The power to appoint such assistant or the additional officers may be delegated to the Chairman of the Board or the President, or to such other executive officer or officers as the Board may designate, but the power to appoint any officer of the Audit Department or any Assistant Secretary may not be so delegated. Any officer and Attorney-In-Fact appointed as herein provided shall exercise such powers and perform such duties as pertain to his office or as may be conferred upon or assigned to him by the Board of Directors of by the officer authorized to make such appointment.

                 Section  4.11 -  Tenure of  Office.  The Chairman  of  the
            Board and the President shall hold office for the current  year for which  Board of  Directors of  which they  are members  was
				elected,   unless  either   of   them  shall   resign,   become
            disqualified  or  be removed,  and  any  vacancy  occurring  in either of  such offices shall be  filled promptly by the  Board of  Directors. All  other  officers of  the  Association  shall serve at the pleasure of the Board of Directors.

                 Section 4.12 - Compensation of Officers. The compensation of the officers of the Association shall be fixed and may be altered, from time to time, by the Board of Directors or, in the case of officers appointed by another officer, as authorized by Section 4.10 of this Article, by the officer or officers making such appointment, subject to the supervisory control of, and in accordance with the policies established by, the Board.

                 Section 4.13 - Combining Offices. The Board of Directors, in its discretion, may combine two or more
            offices  and  direct  that  they  be   filled  by  the  same
            individual, except that (a) the office of Corporate Secretary shall not be combined with that of the Chairman of the Board or of the President and (b) the office of Auditor shall not be combined with any other office.

                 Section 4.14 -  Succession.  During the  absence of the
            Chairman of the Board, or such other officer designated as Chief Executive Officer, all of the duties pertaining to his office under these By-Laws and the resolutions of the Board of Directors shall, subject to the supervisory control of the Board, devolve upon, and be performed by, the officers, successively, who are next in the order of authority as established by the Board of Directors from time to time, or, in the absence of an order of authority so established, in the order of Chairman of the Board, President and Chairman of the Executive Committee as may be applicable in the particular case.

                 Section  4.15 -  Clerks and  Agents.   Any  one of  the
            Chairman  of  the  Board,  President   or  Chairman  of  the
            Executive Committee, or any officer of  the Association
				authorized by  them, may appoint and  dismiss all  or any
			   clerks, agents  and employees  and prescribe  their   duties
		      and   the  conditions   of  their employment, and from time
				to time fix their compensation.

                 Section 4.16 - Requiring Bond.   The Board of Directors
            shall require such officers and employees of the Association
			   as it shall designate to give bond, of suitable amount, with
			   security to be approved  by the  Board, conditioned  for the
		      honest and faithful discharge by  each such officer or
				employee of his respective duties.   In  the discretion  of the
			   Board, such bonds may be in blanket form and the premiums may
			   be paid by the  Association.    The  amount  of  such  bonds,
			   form  of coverage, and  the company acting as  surety therefor,
				shall be reviewed by the Board of Directors each year.



                                           ARTICLE V

                                Administration of Trust Powers

                 Section 5.1  - Trust  Department. Organization.   There
            shall be one or more departments of the Association which shall perform the fiduciary responsibilities of the Association.

                 Section 5.2 -  Management of Department.   The Board of
            Directors shall be responsible for the management and administration of the Trust Department or Departments, but is may assign or delegate such of its powers and authority to the Trust Policy Committee and to such other committees and officers of the Association as it may deem advisable.

                 Section 5.3 - Department Heads.  The Board of Directors
            shall designate one of  the Trust Officers as  the chief
				executive of each  Trust Department.  His  duties shall be
				to manage, supervise  and direct  all  activities  of such
			   Department, subject to  such supervision as may  be vested
			   in  the Trust Policy and  other committees.  He  shall do,
			   or cause  to be done,  all things  necessary or  proper in
			   carrying on  the business of such Department in accordance
				with provisions of law,  applicable  regulations  and policies
			   established  by authority of the  Board.  He shall act
			   pursuant to opinions of counsel where such opinion is deemed
            necessary.   He  shall  be responsible  for  all assets  and
            documents held  by  the  Association   in  connection  with
			   fiduciary matters, in such Department, except as otherwise
				provided in this Article V.

                 Section  5.4 -  Custody of  Securities.   The Board  of
            Directors shall designate two or more officers or employees of the Association to have joint custody of the investments of each trust account administered by the Trust Department or Departments.

                 Section 5.5 -  Trust Department Files.   There shall be
            maintained in each Trust Department files containing all fiduciary records necessary to assure that it fiduciary responsibilities have been properly undertaken and discharged.

                 Section  5.6 -  Trust  Investments.   Funds  held in  a
            fiduciary capacity shall be invested in accordance with the
				instrument establishing the  fiduciary relationship and
			   governing law.
            Where  such instrument  does not  specify the  character and class of  investments to be  made and does  not vest  in the
            Association a discretion in the  matter, funds held pursuant to such instrument shall be invested in investments in which
				corporate fiduciaries may invest under the laws of the State of Missouri and the decisions of its courts.



                                          ARTICLE VI

                                 Stock and Stock Certificates

                 Section 6.1 -  Transfers.  Shares of  the capital stock
            of the Association shall be transferable only on the books of
				the Association, and a transfer book shall  be kept in which all transfers of stock shall be recorded.

                 Section  6.2 -  Stock  Certificates.   Certificates  of
            stock shall bear the signatures of (i) the Chairman of the Board, the President or any Vice President, and (ii) the Secretary, Cashier, any Assistant Secretary, or any other officer appointed by the Board of Directors for that purpose; and the seal of the Association shall be impressed, engraved, or printed thereon. Such signatures may be manual or engraved, printed or otherwise impressed by facsimile process; but if both of the required signatures are by facsimile then such certificates shall be manually countersigned by the person or persons thereunto authorized by the Board of Directors. Certificates bearing the facsimile signature of an authorized officer may be validly issued even though the person so named shall have ceased to hold such office at the time of issuance. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Association upon the surrender of such certificate properly endorsed.

                 Section 6.3 - Closing Transfer Books or Fixing Record Date. The Board of Directors shall have power to close the transfer books of the Association for a period not exceeding thirty (30) days preceding the date of any meeting of shareholders, or the date of payment of any dividend, or the date of allotment of rights, or the date when any change or conversion of exchange of shares shall go into effect; provided, however, that in lieu of closing the said transfer books, the Board of Directors may fix, in advance, a date, not exceeding thirty (30) days preceding the date of any such event, as record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting (and any adjournment thereof), or entitled to receive payment of any such dividend or allotment of such rights, or to exercise rights in respect of any such change, conversion or exchange of shares, and in such case, only such shareholders as shall be shareholders of record at the close of business on the date of closing the transfer books or on the record date so fixed shall be entitled to notice of, and to vote at, such meeting (and any adjournment thereof), or to receive payment of such dividend or allotment of such rights, or to exercise such rights, as the case may be.



                                          ARTICLE VII
                                        Corporate Seal

                 Section 7.1 -  Authority to Affix.   The President, the
            Corporate   Secretary,  the   Cashier,  and   any  Assistant
            Secretary or other officer designated by the Board of Directors, shall have authority to affix the corporate seal on any document requiring such seal, and to attest the same. The seal shall be substantially in the following form:

                                         ARTICLE VIII

                                   Miscellaneous Provisions

                 Section  8.1 -  Fiscal Year.   The  fiscal year  of the
            Association shall be the calendar year.

                 Section   8.2  -   Execution  of   Instruments.     All
            agreements, indentures,   mortgages,   deeds,  conveyances,
			   transfers, certificates, declarations,  receipts, discharges,
			   releases, satisfactions, settlements,  petitions, schedules,
			   accounts, affidavits,   bonds,   undertakings,   proxies   and
		      other instruments   or   documents   may  be   signed,
				executed, acknowledged, verified,  delivered or accepted on
				behalf of the Association by the Chairman of the Board, the
				President, any Vice  President, or the  Cashier; and, if  in
				connection with the exercise of fiduciary owers  of the
				Association, by any of  said officers  or by any  authorized
				officer  of the Trust Department  or Departments.  Any  such
				instruments may also  be  executed,  acknowledged, verified,
			   delivered,  or accepted on behalf  of the Association in
				such other manner and by  such other  officers as the  Board
			   of  Directors may from time  to time direct.   The provisions
			   of  this Section are supplementary to any other provisions of
				these By-Laws.

                 Section 8.3 - Banking Hours.   The Association shall be
            open for business on such days and during such hours as may be prescribed by resolution of the Board of Directors. Unless and until the Directors shall prescribe other and different banking hours, this Association's main office shall be open for business from 9:30 o'clock a.m. to 2:00 o'clock p.m. of each day, except Fridays when the hours shall be from 9:30 o'clock a.m. to 6:00 o'clock p.m., and except that the Association shall be closed on Saturdays and Sundays, and, with the approval of the Board on days recognized by the laws of the State of Missouri as public holiday.



                                          ARTICLE IX

                                            By-Laws

                 Section 9.1. - Inspection.  A copy of the By-Laws, with
            all amendments thereto, shall at all times be kept in a convenient place at the main office of the Association and shall be open for inspection to all shareholders during banking hours.

                 Section 9.2 - Amendments.  The  By-Laws may be amended,
            altered or repealed by vote of a majority of the entire Board of Directors at any meeting of the Board, provided that ten (10) days' written notice of the proposed change has been given to each Director. No amendment may be made unless the By-Laws, as amended, is consistent with the requirements of the laws of the United States and with the provisions of the Articles of the Association. A certified copy of all amendments to the By-Laws shall be forwarded to the Comptroller of the Currency immediately after adoption.

            10-1-94





                                         T-l Exhibit 6
                                      Consent of Trustee

                 Pursuant to  Section 32l(b) of the  Trust Indenture Act
            of l939, UMB Bank, National Association, a national bank organized under the laws of the United States, hereby consents that reports of examinations by the Comptroller of the Currency, of the Federal Deposit Insurance Corporation, and any other federal, state, territorial or district authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                 UMB BANK, NATIONAL ASSOCIATION

                             BY:   Frank   C. Bramwell,   Senior   Vice
            President
                                 Frank   C.    Bramwell,   Senior   Vice
            President

            Date:  December 8, 1999



                                      T-1  Exhibit 7

       Legal Title of Bank:     UMB BANK, N.A.        Call Date:  6/30/97
		                                                ST-BK:  29-2668  FFIEC 032
       Address:            P. O. Box 419226
         Page RC-1
       City, State  Zip:        KANSAS CITY, MO  64141-6226
       FDIC Certificate No.:    /1/3/6/0/1

       Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Bank for September 30, 1998

       All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

       Schedule RC--Balance Sheet

                           Dollar Amounts in Thousands            RCON Bil Mil Thou

1.  Cash and balance due from depository institutions:
    a. Noninterest-bearing balances and currency and coin                                   0081      572,869
    b.Interest-bearing balances <F2>													                       0071        2,234

2.  Securities                                                                               /////////////////
    a. Held-to-maturity securities (from Schedule RC-B, column A                             1754      598,406
    b. Available-for-sale securities (from Schedule RC-B, column D                           1773    1,740,866
3.  Federal funds sold and securities purchased under agreements to resell:                  1350      201,874
4.  Loans and lease financing receivables:                                                   /////////////////
    a. Loans and leases, net of unearned income (from Schedule RC-C)  RCON 2122	1,449,605   /////////////////
    b. LESS:  Allowance for loan and lease losses . . . . . . . . . . RCON 3123	   17,722   /////////////////
    c. LESS:  Allocated transfer risk reserve . . . . . . . . . . . . RCON 3128          0   /////////////////
    d. Loans and leases, net of unearned income,                                             /////////////////
       allowance, and reserve (item 4.a minus 4.b and 4.c)                                   2125    2,151,301
5.  Trading assets (from Schedule RC-D)                                                      3545       72,923
6.  Premises and fixed assets (including capitalized leases)                                 2145      197,162
7.  Other real estate owned (from Schedule RC-M)                                             2150          363
8.  Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M) 2130            0
9.  Customers' liability to this bank on acceptances outstanding                             2155        9,345
10. Intangible assets (from Schedule RC-M)                                                   2143       24,963
11. Other assets (from Schedule RC-F)                                                        2160      141,829
12. Total Assets (sum of items 1 through 11)                                                 2170    5,714,135



LIABILITIES
13. Deposits                                                                                 /////////////////
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)             2200    4,118,147
       (1) Noninterest-bearing <F1> . . . . . . . . . .                RCON 6631    740,423   /////////////////
       (2) Interest-bearing  . . . . . . . . . . . . .                RCON 6636  2,308,028   /////////////////
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs                         /////////////////
       (1) Non-interest-bearing                                                              /////////////////
       (2) Interest-bearing                                                                  /////////////////
14. Federal Funds purchased and securities sold under agreements to repurchase:              /////////////////
    a. Federal funds purchased                                                               2800      830,196
15. a. Demand notes issued to the U. S. Treasury                                             2840        1,106
    b. Trading liabilities (from Schedule RC-D)                                              3548           48
16. Other borrowed money:                                                                    /////////////////
    a. With original maturity of one year or less                                            2332      150,000
    b. With original maturity of more than one year                                          2333            0
17. Mortgage indebtedness and obligations under capitalized leases                           2910            0
18. Bank's liability on acceptances executed and outstanding                                 2920        9,345
19. Subordinated notes and debentures                                                        3200            0
20. Other liabilities (from Schedule RC-G)                                                   2930      136,554
21. Total liabilities (sum of items 13 through 20)                                           2948    5,245,396
                                                                                             /////////////////
22. Limited-life preferred stock and related surplus	                                       3282            0
EQUITY CAPITAL                                                                               /////////////////
23. Perpetual preferred stock and related surplus                                            3838            0
24. Common stock                                                                             3230       16,500
25. Surplus (exclude all surplus related to preferred stock)                                 3839      124,322
26. a. Undivided profits and capital reserves                                                3632      331,805
    b. Net unrealized holding gains (losses) on available-for-sale securities	               8434       (3,888)
27. Cumulative foreign currency translation adjustments                                      /////////////////
28. Total equity capital (sum of items 23 through 27)                                        3210      468,739
29. Total liabilities, limited-life preferred stock, and equity capital                      /////////////////
    (sum of items 21, 22 and 28)                                                             3300    5,714,135
<F1>
Includes cash items in process of collection and unposted debits.
<F2>
Includes time certificates of deposit not held for trading.
</F>


